SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                 CURRENT REPORT UNDER TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported): October 9, 1996
                        Commission File Number: 0-25386


                                 FX ENERGY, INC.
             (Exact Name of Registrant as Specified in its Charter)


              NEVADA                                87-0504461
     (State or other jurisdiction of              (IRS Employer
     incorporation or organization)             Identification No.)


        3006 HIGHLAND DRIVE
             SUITE 206
       SALT LAKE CITY, UTAH                            84106
     (Address of Principal Executive Offices)       (Zip Code)


              Registrant's Telephone Number, including Area Code:
                             (801) 486-5555


                                      N/A
     (Former name, former address, and formal fiscal year, if changed since last report)


                             ITEM 5.  OTHER EVENTS

COBB CREEK WELL

     The Company began drilling the Cobb Creek Federal 11-1, in Lincoln County, Nevada, with the Company's Rig #5 on October 1, 1996. The Cobb Creek 11-1 was a rank wildcat designed to test a large (nine square mile) subsurface anticlinal structure defined by seismic and gravity. The top of the target structure was estimated to lie approximately 1,800 feet under valley fill; the age and character of the geologic formations within the structure were unknown. The Company planned to drill into the structure, identify the uppermost formations, and evaluate the potential for deeper hydrocarbon-bearing reservoirs. Drilling and testing were estimated at approximately 30 days.

     The anticipated principal reservoir, a Devonian Guilmette, was penetrated at a shallower depth than expected indicating that the entire upper-paleozoic section of the structure was missing. At a depth of 959' a strong water flow was encountered and since no internal seals are known within the Guilmette which would provide a trap for hydrocarbons, additional drilling below the water zone was not warranted. Therefore, the well has been plugged.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 9, 1996          FX Energy, Inc.


                                 By: /s/ David N. Pierce, President